POWER OF ATTORNEY Know all by these presents, that the undersigned, Kristoffer Hinson, hereby constitutes and appoints each of Edward B. Adams, Jr., Lisa Hearn, Inge Pasman and Sophie Truong lawful attorney-in-fact to: (1) as an officer or any such other duly appointed or elected position of Crown Castle Inc. and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and file, any Forms 3, 4 and 5 with in accordance with Section 16(a) of the ; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to submit enrollment for, access, manage, update or take action necessary to delegate or request access to the Electronic Data Gathering and Retrieval (EDGAR) Next account, including but not limited to ; (3) o employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney revokes all currently existing powers of attorney granted by the undersigned with respect to Forms 3, 4 and 5 relating to the Company under Section 16(a) of the Act and the rules thereunder. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2026. By: Name: Kristoffer Hinson